United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

(a)           On February 13, 2008 we reached forbearance arrangements with all participating lenders in our $155 million senior secured credit facility arranged by Bank of America, N.A. The 60-day forbearance is intended to allow us the necessary additional time to complete the restatement of the 2006 audited financial statements of Alta Healthcare System, Inc. (“Alta”) and finalize our September 30, 2007 audited financial statements for delivery to the lenders.

The first and second lien lenders have agreed, subject to certain terms and conditions, to forbear from exercising their rights and remedies under the credit agreements resulting from our delay in submitting audited financial statements for our fiscal year ended September 30, 2007, which were due on January 28, 2008, as well as unaudited financial statements for our quarter ended December 31, 2007, which were due on February 14, 2008, and other financial information and certifications.

The forbearance period expires March 31, 2008, but could be extended until April 10, 2008 if the lenders receive the required information no later than March 31, 2008.  We believe that we will be in a position to deliver the required information to the lenders prior to the March 31 deadline.

During the forbearance period, all outstanding obligations under our credit agreements will bear interest at the default rate, which includes an additional 2% per annum. In addition, as a condition to the effectiveness of the forbearance agreements, we were required to pay professional fees and expenses of the lenders and their administrative agents totaling $155,931, forbearance and arranger fees totaling $1,212,500 (of which $225,000 is not payable until the earlier of lender approval of a waiver of events of default under the credit agreements or April 1, 2008), and a total of $230,000 in payment for future services of the lenders’ legal counsel and consultants in connection with the forbearance agreement and other loan documents.

If we and our lenders do not reach a mutually acceptable waiver and (if applicable) amendment with respect to existing events of default by the expiration or termination of the forbearance period, the terms of the forbearance agreements provide that the maturity date under our credit agreements will be accelerated to June 30, 2008.

We continue to make all required interest and principal payments under the loans, and during the forbearance period we will continue to have access to up to $6 million of our $10 million revolving credit facility, subject to certain terms and conditions.

Item 8.01               Other Events.

Because of our ongoing review and restatement of Alta’s 2006 audited financial statements and the resulting delays in completing and filing our Form 10-K and consolidated audited financial statements for the year ended September 30, 2007, we have also been unable to complete and file our Form 10-Q and unaudited financial statements for the quarter ended December 31, 2007, which was due on February 14, 2008. We anticipate being able to file the 10-Q by March 31, 2008.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No	Description
99.1	Press Release of Prospect Medical Holdings, Inc. dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Mike Heather
Mike Heather, Chief Financial Officer

Dated: February 19, 2008